UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Tesla, Inc.

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Your Vote Counts! TESLA, INC. 1 TESLA ROAD AUSTIN, TX 78725 TESLA, INC. 2024 Annual Meeting Vote by June 12, 2024 11:59 PM ET You invested in TESLA, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 13, 2024. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V48125-P12229 Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 30, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person or Virtually at the Meeting* June 13, 2024 3:30 pm CT *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares. Virtually via the internet at: www.virtualshareholdermeeting.com/TSLA2024 Limited number of stockholders at: Gigafactory Texas 1 Tesla Road, Austin, TX 78725

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class II Directors to serve for a three-year term expiring in 2027.	
	Nominees:	
1a.	James Murdoch	For
1b.	Kimbal Musk	For
2.	A Tesla proposal to approve executive compensation on a non-binding advisory basis.	For
3.	A Tesla proposal to approve the redomestication of Tesla from Delaware to Texas by conversion.	For
4.	A Tesla proposal to ratify the 100% performance-based stock option award to Elon Musk that was proposed to and approved by our stockholders in 2018.	For
5.	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla's independent registered public accounting firm for the fiscal year ending December 31, 2024.	For
6.	A stockholder proposal regarding reduction of director terms to one year, if properly presented.	Against
7.	A stockholder proposal regarding simple majority voting provisions in our governing documents, if properly presented.	Against
8.	A stockholder proposal regarding annual reporting on anti-harassment and discrimination efforts, if properly presented.	Against
9.	A stockholder proposal regarding adoption of a freedom of association and collective bargaining policy, if properly presented.	Against
10.	A stockholder proposal regarding reporting on effects and risks associated with electromagnetic radiation and wireless technologies, if properly presented.	Against
11.	A stockholder proposal regarding adopting targets and reporting on metrics to assess the feasibility of integrating sustainability metrics into senior executive compensation plans, if properly presented.	Against
12.	A stockholder proposal regarding committing to a moratorium on sourcing minerals from deep sea mining, if properly presented.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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V48126-P12229